SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                        PERRY ELLIS INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)


   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                        PERRY ELLIS INTERNATIONAL, INC.
                             3000 N.W. 107th Avenue
                              Miami, Florida 33172

                               ----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 12, 2000
                               ----------------

To the Shareholders of Perry Ellis International, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Perry Ellis International, Inc., a Florida corporation (the "Company"), will be held at the Company's principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 10:00 A.M. on June 12, 2000 for the following purposes:

   1. To elect one director of the Company to serve until 2002 and three directors of the Company to serve until 2003;

   2. To consider and vote upon a proposal to adopt the Company's Incentive Compensation Plan; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on May 8, 2000 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors,

                                        FANNY HANONO,
                                        Secretary

Miami, Florida
May 15, 2000

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                        PERRY ELLIS INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 2000

                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                    TIME, DATE AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Perry Ellis International, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 10:00 A.M. on June 12, 2000, and at any adjournments or postponements thereof (the "Annual Meeting") pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 15, 2000. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 3000 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 592-2830.

                         INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                        PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

   1. To elect one director of the Company to serve until 2002 and three directors of the Company to serve until 2003;

   2. To consider and vote upon a proposal to adopt the Company's Incentive Compensation Plan; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on May 8, 2000 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,739,374 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than 5% of the outstanding Common Stock other than as set forth in the following table.

             NAME AND ADDRESS                                      % OF CLASS
         OF BENEFICIAL OWNER(1)(2)            NUMBER OF SHARES     OUTSTANDING
------------------------------------------   ------------------   ------------
George Feldenkreis(3) ....................        1,986,943            27.9
Oscar Feldenkreis(4) .....................        1,406,978            20.3
Fanny Hanono(5) ..........................          398,648             5.9
Salomon Hanono(5)(6) .....................          424,898             6.3
Neal S. Nackman(7) .......................           10,000              *
Carfel, Inc.(8) ..........................          361,525             5.4
Joseph Roisman(9) ........................           21,750              *
Allan Zwerner(10) ........................           12,500              *
Ronald Buch(11) ..........................           15,750              *
Gary Dix(12) .............................           31,800              *
Joseph P. Lacher .........................            2,000              *
Richard W. McEwen(13) ....................           24,750              *
Leonard Miller(14) .......................           65,250             1.0
All directors and executive officers
 as a group(12 persons) ..................        3,835,239            51.2
FMR Corporation
 82 Devonshire Street
 Boston, Massachusetts 02109(15) .........          874,000            13.0
Dimensional Fund Advisors, Inc.
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401(16) ..............          450,000             6.7
----------------
  *  Less than 1%.
 (1) Except as otherwise indicated, the address of each beneficial owner is c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, Florida 33172.
 (2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock in which such persons have the right to acquire a beneficial interest within 60 days from the Record Date.

                                        (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (3) Represents (a) 1,141,728 shares of Common Stock held by George
     Feldenkreis, (b) 400,000 shares of Common Stock issuable upon the exercise of stock options held by George Feldenkreis, (c) 361,525 shares of Common Stock held by Carfel, Inc. ("Carfel") of which company Mr. Feldenkreis is a director, executive officer and principal shareholder and (d) 83,690 shares of Common Stock held by a charitable foundation of which George Feldenkreis, Oscar Feldenkreis and Fanny Hanono are each directors and officers (the "Foundation").
 (4) Represents (a) 1,122,288 shares of Common Stock held by a limited partnership of which Oscar Feldenkreis is the sole shareholder of the general partner and the sole limited partner, (b) 1,000 shares of Common Stock held by Mr. Feldenkreis directly, (c) 200,000 shares of Common Stock issuable upon the exercise of stock options held by Oscar Feldenkreis and
     (d) 83,690 shares held by the Foundation.
 (5) Represents (a) 314,958 shares of Common Stock held by a limited partnership of which Fanny Hanono is the sole shareholder of the general partner and the sole limited partner and (b) 83,690 shares held by the Foundation. Salomon Hanono and Fanny Hanono are husband and wife.
 (6) Also includes 26,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hanono.
 (7) Represents 10,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Nackman.
 (8) The shares of Common Stock held by Carfel are pledged to a bank to secure Carfel's credit facility. (9) Represents (a) 1,500 shares of Common Stock held by Mr. Roisman and (b) 20,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Roisman.
(10) Represent 12,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Zwerner.
(11) Represents (a) 750 shares of Common Stock held by Mr. Buch and (b) 15,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Buch.
(12) Represents (a) 3,000 shares of Common Stock held by Mr. Dix, (b) 1,800 shares of Common Stock held in trust for his children, (c) 750 shares held in an individual retirement account and (d) 26,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dix.
(13) Represents (a) 2,250 shares of Common Stock held by Mr. McEwen and (b) 22,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. McEwen.
(14) Represents (a) 39,000 shares of Common Stock held by Mr. Miller and (b) 26,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Miller.
(15) Based solely on information contained in amendment to Schedule 13G dated December 31, 1999 filed with the Securities and Exchange Commission ("Commission"). 454,400 of these shares are owned by Fid Low Priced Stock Fund, a wholly owned subsidiary of FMR Corporation ("FMR") and 380,000 of these shares of Common Stock are owned by Fidelity Capital Appreciation Fund, another wholly-owned subsidiary of FMR.
(16) Based solely on information contained in Schedule 13G dated December 31, 1999 filed with the Commission.

                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors be divided into three classes. Each class of directors serves a staggered three-year term. Richard W. McEwen, Allan Zwerner and Oscar Feldenkreis hold office until the 2000 Annual Meeting. Gary Dix, Leonard Miller and George Feldenkreis hold office until the 2001 Annual Meeting. Ronald L. Buch and Salomon Hanono hold office until the 2002 Annual Meeting. The Company's Board of Directors in September 1999 elected Joseph P. Lacher as a director of the Company in the same class as Messrs. Buch and Hanono. As a result, Mr. Lacher is up for election this year to serve the balance of the term for this class of directors until the 2002 Annual Meeting.

     At the Annual Meeting, one director will be elected to serve until the Annual Meeting to be held in 2002 and three directors will be elected by the shareholders to serve until the Annual Meeting to be held in 2003 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the four persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

NOMINEES

     The persons nominated as directors are as follows:

NAME                               AGE                POSITION WITH THE COMPANY
-------------------------------   -----   ------------------------------------------------
Oscar Feldenkreis .............    40     President, Chief Executive Officer and Director
Joseph P. Lacher(1) ...........    54     Director
Richard W. McEwen(2) ..........    79     Director
Allan Zwerner .................    55     President of Licensing and Director

----------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

     OSCAR FELDENKREIS was elected Vice President and a Director in 1979 and joined the Company on a full-time basis in 1980. Mr. Feldenkreis has been involved in all aspects of the Company's operations since that time and was elected President and Chief Operating Officer in February 1993. Oscar Feldenkreis also serves as a director of Carfel, but does not devote any of his working time to its affairs. He is also a member of the Greater Miami Jewish Federation.

     JOSEPH P. LACHER was elected to the Company's Board of Directors in September 1999. Since 1991, Mr. Lacher has been State President for Florida operations of BellSouth Telecommunications, Inc. From 1967 to 1990, Mr. Lacher served in various management capacities at AT&T corporate headquarters and at Southern Bell. Mr. Lacher is a director of SunTrust of Miami, N.A. and a trustee of Florida International University Foundation.

     RICHARD W. MCEWEN was elected to the Company's Board of Directors in September 1994. Mr. McEwen serves as a director of Wometco Enterprises, Inc. Prior to his retirement in 1985,

Mr. McEwen was Chairman of the Board and Chief Executive Officer of Burdines, a division of Federated Department Stores, Inc.

     ALLAN ZWERNER was elected President of Licensing and a Director in April 1999. From September 1998 to April 1999, Mr. Zwerner was Senior Vice President-General Merchandising Manager, Menswear at J. Crew Group, Inc. From March 1982 to September 1998, Mr. Zwerner served in a number of executive positions at Federated Department Stores, Inc. most recently serving as Senior Vice President-General Merchandising Manager for Market and Product Development, Men's and Children's Clothing.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below is certain information concerning the directors who are not currently standing for election and the executive officers who are not directors:

NAME                               AGE                 POSITION WITH THE COMPANY
-------------------------------   -----   --------------------------------------------------
George Feldenkreis ............    64     Chairman of the Board and Chief Executive Officer
Joseph Roisman ................    53     Executive Vice President
Neal S. Nackman ...............    40     Chief Financial Officer
Fanny Hanono ..................    39     Secretary-Treasurer
Ronald L. Buch ................    64     Director
Salomon Hanono ................    50     Director
Gary Dix(1) ...................    52     Director
Leonard Miller(1)(2) ..........    70     Director

----------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

     GEORGE FELDENKREIS founded the Company in 1967, has been involved in all aspects of its operations since that time and served as the Company's President and a Director until February 1993, at which time he was elected Chairman of the Board and Chief Executive Officer. Mr. Feldenkreis is also a director, executive officer and principal shareholder of Carfel, an importer and distributor of automotive parts which he founded in 1961. He is Vice President of the Greater Miami Jewish Federation and is a trustee of the University of Miami.

     JOSEPH ROISMAN was appointed Executive Vice President in September 1995. Previously, Mr. Roisman, who has been employed by the Company since 1988, held the position of Vice President, Sales. Mr. Roisman was also employed by the Company from 1970 to 1982 in various sales capacities. Form 1982 to 1988, Mr. Roisman was employed in similar capacities by Euro American Fashion, Inc.

     FANNY HANONO was elected Secretary-Treasurer of the Company in September 1990. From September 1988 to August 1990, Mrs. Hanono served as the Company's Assistant Secretary and Assistant Treasurer. Mrs. Hanono has been employed by Carfel since 1988 in various administrative positions. Mrs. Hanono devotes substantially all of working time to the affairs of Carfel. In the latter part of 1996, Mrs. Hanono was elected Vice President of Carfel.

     NEAL S. NACKMAN was appointed Chief Financial Officer in June 1999. From August 1995 to June 1999, Mr. Nackman was employed as Vice President of Finance for Nautica Enterprises, Inc. From August 1992 to 1995, Mr. Nackman was a partner with the national accounting firm of Grant Thornton.

     RONALD L. BUCH was elected to the Company's Board of Directors in January 1996. Prior to his retirement in 1995, Mr. Buch was employed by K-Mart Corporation for over 39 years, most recently as Vice President and General Merchandise Manager.

     SALOMON HANONO was elected to the Company's Board of Directors in February 1993. Mr. Hanono has been employed by Carfel in various sales capacities since 1987 and currently is Export Director, with overall responsibilities for Carfel's export sales. Mr. Hanono devotes substantially all of his working time to the affairs of Carfel.

     GARY DIX was elected to the Company's Board of Directors in May 1993. Since February 1994, Mr. Dix, a certified public accountant, has been a partner at Mallah Furman & Company, P.A., an accounting firm in Miami, Florida. From 1979 to January 1994, Mr. Dix was a partner of Silver Dix & Hammer, P.A., another Miami accounting firm.

     LEONARD MILLER was elected to the Company's Board of Directors in May 1993. Mr. Miller has been Vice President and Secretary of Pasadena Homes, Inc., a home construction firm in Miami, Florida, since 1959.

     George Feldenkreis is the father of Oscar Feldenkreis and Fanny Hanono and the father-in-law of Salomon Hanono. There are no other family relationships among the Company's directors and executive officers.

     The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the third succeeding annual meeting of shareholders after their respective and until their successors have been duly elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% percent of the Company's Common Stock to file reports of beneficial ownership and changes in ownership of the Company's Common Stock with the Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to the fiscal year ended January 31, 2000 ("Fiscal 2000"), all filing requirements applicable to its directors, executive officers and greater than 10% percent beneficial owners were complied with.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During Fiscal 2000, the Board of Directors held four formal meetings. During Fiscal 2000, no director attended fewer than 75% of the number of meetings of the Board of Directors and each

Committee of the Board of Directors of which he was a member held during the period he served on the Board.

     The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

     The Audit Committee is presently comprised of Joseph P. Lacher, Gary Dix and Leonard Miller. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee met on two occasions during Fiscal 2000.

     The Compensation Committee is presently comprised of Leonard Miller and Richard W. McEwen. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the 1993 Stock Option Plan, as amended (the "1993 Plan"), the Company's Directors' Stock Option Plan (the "Directors' Plan") and the Company's Proposed Incentive Compensation Plan. The Compensation Committee met on two occasions during Fiscal 2000.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following compensation table sets forth for the fiscal years ended January 31, 2000, 1999 and 1998, the cash and certain other compensation earned by the Chief Executive Officer ("CEO") and such other executive officers whose annual salary and bonus exceeded $100,000 during Fiscal 2000 (together with the CEO, collectively, the "Named Executive Officers"):

                                      ANNUAL COMPENSATION               LONG-TERM COMPENSATION AWARDS
                                --------------------------------   ---------------------------------------
                                                                    SECURITIES UNDERLYING      ALL OTHER
                                 FISCAL      SALARY      BONUS           OPTION/SAR'S         COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR        ($)         ($)                (#)                 ($)(1)
-----------------------------   --------   ---------   ---------   -----------------------   -------------
George Feldenkreis                2000     400,000      250,000            250,000                7,101
 Chairman and CEO                 1999     270,833       55,000            150,000                3,200
                                  1998     125,000      100,000                 --                4,750

Oscar Feldenkreis                 2000     370,000      630,000            100,000               18,051
 President and Chief              1999     370,000      470,000             55,000               22,741
 Operating Officer                1998     350,000      460,000                 --                4,750

Joseph Roisman                    2000     165,000       33,000                 --                9,215
 Executive Vice President         1999     152,000       15,000                 --                7,860
                                  1998     147,000       21,000                 --                4,750

Neal S. Nackman                   2000     156,980       20,000             30,000                   --
 Chief Financial Officer
 since June 1999

Allan Zwerner                     2000     270,577           --             25,000                   --
 President of Licensing
 since April 1999

----------------
(1) The dollar amount represents Company contributions for the Named Executive Officers under the Company's 401(k) plan and Company payments for a car allowance, a leased vehicle or life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of options made during Fiscal 2000 to any of the Named Executive Officers.

                                                                                                     POTENTIAL REALIZABLE
                                                  % OF TOTAL                                           VALUE OF ASSUMED
                            NUMBER OF SHARES        OPTIONS                                         ANNUAL RATES OF STOCK
                               UNDERLYING         GRANTED TO      EXERCISE OR                       PRICE APPRECIATION FOR
                                 OPTIONS         EMPLOYEES IN     BASE PRICE       EXPIRATION      ------------------------
                              GRANTED(#)(1)       FISCAL YEAR       ($/SH)            DATE            5%(1)        10%(1)
                           ------------------   --------------   ------------   ----------------   -----------   ----------
George Feldenkreis .....        250,000               49.90           8.81      May 7, 2009         3,417,500    5,195,000
Oscar Feldenkreis ......        100,000               19.96           8.81      May 7, 2009         1,367,000    2,078,000
Neal S. Nackman ........         30,000                5.99          10.75      June 10, 2010         525,300      836,400
Allan Zwerner ..........         25,000                4.99           8.81      April 30, 2010        359,000      571,500

----------------
(1) Based upon the exercise price, which was equal to the fair market value on the date of grant, and annual appreciation at the rate stated on such price through the expiration date of the options. Amounts represented hypothetical gains that could be achieved for the options if exercised at the end of the term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Commission and do not represent the Company's estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, as well as being dependent upon the general performance of the Common Stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes.

STOCK OPTIONS HELD AT END OF FISCAL 1999

     The following table indicates the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers as of January 31, 2000. No options to purchase stock were exercised by any of the Named Executive Officers in Fiscal 2000.

                                    NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                OPTIONS AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)
                               -------------------------------   ---------------------------------
NAME                            EXERCISABLE     UNEXERCISABLE     EXERCISABLE(1)     UNEXERCISABLE
----------------------------   -------------   ---------------   ----------------   --------------
George Feldenkreis .........      400,000                0           648,250                 0
Oscar Feldenkreis ..........      200,000                0           393,200                 0
Joseph Roisman .............       12,750            7,500            44,173             5,295
Neal S. Nackman ............            0           30,000                 0            19,680
Allan Zwerner ..............            0           25,000                 0            64,825

----------------
(1) Based on the Nasdaq National Market last sales price for the Company's Common Stock on January 31, 2000 in the amount of $11.406 per share.

COMPENSATION OF DIRECTORS

     During Fiscal 2000, non-employee directors were compensated at the rate of $5,000 per quarter up to a maximum of $20,000 per annum. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. Directors are also entitled to receive options under the 1993 Plan and the Directors' Stock Option Plan. During Fiscal 2000, each non-employee director was granted options to purchase 10,000 shares of Common Stock at an exercise price of $8.81 per share. In April 1999, each non-employee director was granted options to purchase 10,000 shares of Common Stock at an exercise price of $8.81 per share. As of the Record Date, the following options granted to non-employee directors were outstanding under the 1993 Plan and the Directors' Plan:

                               NUMBER OF     EXERCISE       EXPIRATION
NAME OF OPTIONEE                 SHARES      PRICE($)          DATE
---------------------------   -----------   ----------   ---------------
Ronald L. Buch ............      10,000         8.81     April 22, 2009
                                  5,000        15.75        May 7, 2008
Gary Dix ..................      10,000         8.81     April 22, 2009
                                  5,000        15.75        May 7, 2008
                                 11,250         8.00       June 2, 2005
Richard W. McEwen .........      10,000         8.81     April 22, 2009
                                  5,000        15.75        May 7, 2008
                                  7,500         8.00       June 2, 2005
Leonard Miller ............      10,000         8.81     April 22, 2009
                                  5,000        15.75        May 7, 2008
                                 11,250         8.00       June 2, 2005
Salomon Hanono ............      10,000         8.81     April 22, 2009
                                  5,000        15.75        May 7, 2008
                                 11,250         8.00       June 2, 2005

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Oscar Feldenkreis, the President and Chief Operating Officer, which was renewed in January 2000 for a two-year period. The employment agreement provides for an annual salary of $600,000, subject to annual cost-of-living increases, and an annual bonus in the form of a performance bonus, equal to 3.5% of pre-tax fiscal 2001 income with a minimum of $475,000 bonus and a maximum of $675,000 bonus. The employment agreement also prohibits Mr. Feldenkreis from directly or indirectly competing with the Company for one year after termination of his employment for any reason except the Company's termination of Mr. Feldenkreis without cause. Upon termination of the employment agreement by reason of his death or disability, Mr. Feldenkreis or his estate will receive a lump sum payment equal to one year's salary plus a bonus as may be determined by the Compensation Committee in its discretion.

     The Company is also a party to an employment agreement with George Feldenkreis, the Chairman of the Board and Chief Executive Officer, which was renewed in January 2000 for a two-year period. The employment agreement provides for an annual salary of $500,000, subject to annual cost-of-living increases, and an annual bonus in the form of a performance bonus equal to $250,000. George Feldenkreis' employment agreement contains termination and non-competition provisions similar to those set forth in Oscar Feldenkreis' agreement.

     The Company is also a party to an employment agreement with Neal S. Nackman, the Company's Chief Financial Officer, which is effective for the period commencing June 10, 1999 and terminating on

January 31, 2001. In connection with the employment agreement, Mr. Nackman was granted options under the 1993 Plan to purchase a total of 30,000 shares of Common Stock at an exercise price of $10.75 per share. The employment agreement provides for an annual salary of $244,000 and an annual bonus of $20,000 for the years ending January 31, 2000 and 2001.

     The Company is also a party to an employment agreement with Allan Zwerner, the President of Licensing, which is effective for a three year period commencing April 23, 1999. In connection with the employment agreement, Mr. Zwerner was granted options under the 1993 Plan to purchase 25,000 shares of Common Stock at an exercise price of $8.81 per share. The employment agreement provides for an annual salary of $350,000, and an annual bonus, up to a maximum of $175,000, based on performance guidelines.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

  COMPENSATION PHILOSOPHY

     The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the extensive holdings by management of Company Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.

     The Compensation Committee intends to review the Company's existing management compensation programs on an ongoing basis and will (i) meet with the chief executive officer to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals. The Compensation Committee has not yet considered or approved the individual or corporate performance goals or standards for the fiscal year ending January 31, 2001 with respect to the Company's management incentive programs.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The principal factors considered by the Board of Directors in determining Fiscal 2001 salary and bonus for George Feldenkreis, the Chairman of the Board and Chief Executive Officer of the Company, included an analysis of the compensation of chief executive officers of public companies within the Company's industry and public companies similar in size and capitalization to the Company. The Compensation Committee also considered the Company's Fiscal 2000 earnings, expectations for the fiscal year ending January 31, 2001 and other performance measures in determining George Feldenkreis' compensation, but there was no specific relationship or formula by which such compensation was tied to Company performance. The Company also considered that, notwithstanding the fact that his employment agreement does not require Mr. Feldenkreis to devote more than 50% of his working time to the affairs of the Company, the fact that Mr. Feldenkreis has devoted the vast majority of his working time to the affairs of the Company. In May 2000, the Compensation Committee renewed Mr. Feldenkreis' employment agreement for an additional two-year period and in connection therewith increased his base salary to $500,000, an annual bonus to be determined by the Compensation Committee up to a maximum of $250,000.

  OTHER EXECUTIVE OFFICERS' COMPENSATION

     Fiscal 2001 base salary and bonus for the Company's other executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance during Fiscal 2000, compensation levels at competitive publicly held companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance. In May 2000, the Compensation Committee renewed Mr. Oscar Feldenkreis' employment agreement for an additional two-year period with a base salary of $600,000 and adjusted his annual bonus to be 3.5% of pre-tax fiscal 2001 net income with a minimum bonus of $475,000 and a maximum bonus of $675,000.

  STOCK OPTIONS

     The Company maintains stock option plans which are designed to attract and retain directors, executive officers and other employees of the Company and to reward them for delivering long-term value to the Company. In connection with the renewal of their employment agreements in 1999, the Committee granted to George Feldenkreis and Oscar Feldenkreis, options to purchase 250,000 shares and 100,000 shares, respectively of the Company's Common Stock under the 1993 Plan. It also granted Neal S. Nackman and Allan Zwerner options to purchase 30,000 shares and 25,000 shares, respectively, under the 1993 Plan in connection with their respective 1999 employment agreements with the Company.

     /s/ Richard W. McEwen
     /s/ Leonard Miller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total stockholder return on the Nasdaq Stock Market-US Index and The S&P Textile-Apparel Manufacturer Index commencing on January 31, 1995 and ending January 31, 2000.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG PERRY ELLIS INTERNATIONAL, INC.
                       THE NASDAQ STOCK MARKET-U.S. INDEX
                       AND THE S&P TEXTILE-APPAREL INDEX

                                [INSERT GRAPH]

                                                       JANUARY 31,
                         ------------------------------------------------------------------------
                             1995           1996           1997           1998           1999
                         ------------   ------------   ------------   ------------   ------------
Perry Ellis ..........    $  121.52      $  144.30      $  157.59      $  243.04      $  173.26
Nasdaq US ............       138.67         175.20         222.34         294.58         342.26
S&P Textiles .........       113.08         135.39         131.92         120.68          79.59

----------------
* Assumes that $100 was invested on January 31, 1995 in the Company's Common Stock or on January 31, 1995 in the Nasdaq Stock Market Index or The S&P Textile-Apparel Index, and that all dividends are reinvested.

                             CERTAIN TRANSACTIONS

LEASE AGREEMENTS

     The Company maintains an office in each of Beijing and Taipei jointly with Carfel in order to monitor its Far East production of its products. Mr. George Feldenkreis, the Company's Chairman of the Board and Chief Executive Officer, is a director, executive officer and principal shareholder of Carfel.

     The Company leases certain office and warehouse space owned by George Feldenkreis, the Company's Chairman of the Board and Chief Executive Officer. Rent expense, including taxes, for these leases amounted to $265,000, $546,000 and $625,000 for the years ended January 31, 2000, 1999, and 1998, respectively.

LICENSING AGREEMENTS

     The Company entered into licensing agreements (the "Isaco License Agreements") with Isaco International, Inc. ("Isaco"), pursuant to which Isaco was granted the exclusive license to use the Natural Issue and Perry Ellis brand names in the United States and Puerto Rico to market a line of men's underwear and loungewear. The principal shareholder of Isaco is the father-in-law of Oscar Feldenkreis, the Company's President and Chief Operating Officer. Royalty income earned from the Isaco License Agreements amounted to $438,000, $298,000 and $296,000 for the years ended January 31, 2000, 1999 and
1998, respectively.

     The Company believes that its arrangements with George Feldenkreis, Carfel and Isaco are on terms at least as favorable as the Company could secure from a non-affiliated third party.

             PROPOSAL TO ADOPT THE PERRY ELLIS INTERNATIONAL, INC.
                          INCENTIVE COMPENSATION PLAN

INTRODUCTION

     The Board of Directors has adopted, subject to shareholder approval, the Perry Ellis International, Inc. Incentive Compensation Plan (the "Incentive Plan"). Shareholder approval of the Incentive Plan is required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to ensure the tax deductibility under the Code of future incentive compensation payments to Incentive Plan participants. The earning and payment of incentive compensation must be "performance-based," as defined by the tax law and relevant regulations. The Incentive Plan provides for the award of both annual and long-term incentive payments, subject to individual payment limits which are tied directly to the Company's operating profit.

     The Incentive Plan is intended to promote the interests of the Company (a) through incentive award opportunities for officers, senior executives and other key employees that are tied to Company and/or business unit performance and (b) by providing compensation that is intended to be tax deductible to the Company by virtue of its being "performance-based" within the meaning of Section 162(m) of the Code. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

     The principal terms and provisions of the Incentive Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Incentive Plan, which is attached hereto as Exhibit A. Copies of the Incentive Plan will be available at the Annual Meeting and may also be obtained in the manner described below.

ADMINISTRATION

     The Incentive Plan will be administered by a committee comprised of two or more non-employee directors, as designated from time to time by the Board of Directors (the "Committee"). Each of the Committee members will meet the independence requirements of Section 162(m). The Committee will have exclusive power to make all determinations and decisions regarding each participant under the Incentive Plan, including Incentive Plan interpretation and the adoption of such rules and regulations as it deems necessary and appropriate to meet the Incentive Plan's intent. No member of the Committee may receive any award under the Incentive Plan.

PARTICIPATION

     The Committee will select all participants under the Incentive Plan from among the Company's officers and other key employees and those of its subsidiaries or other entities in which it has a significant equity interest. The Committee may consider for participation employees recommended by the Chief Executive Officer.

PERFORMANCE PERIODS

     Awards under the Incentive Plan consist of annual awards which cover a single fiscal year period, or long-term awards, which cover multiple-year performance periods with each such period comprised of three successive fiscal years. Three-year performance periods can overlap one another.

PERFORMANCE MEASURES

     Subject to the individual payment maximums described below, the determination of payments under the Incentive Plan shall be based on the achievement of performance goals as established by the Committee. The performance measures that the Committee may use consist of earnings before income taxes, net earnings, return on equity and any other objective performance measures, solely or in combination, for the Company or a business unit.

MAXIMUM PAYMENTS

     The maximum individual payment for a fiscal year Performance Period shall not exceed five percent of Operating Profit for such year.

PAYMENTS

     Awards will be paid after the close of the applicable performance period and the Committee's determination of the payment amounts based on the performance measures. Payment may be made in cash, shares of Common Stock or a combination of both. The Committee may pay an award even if the participant terminated employment before the end of the performance period.

INCENTIVE PLAN AMENDMENT AND TERMINATION

     The Committee will have the authority to amend the Incentive Plan, provided that no amendment may be made which would increase the maximum individual payments limits for annual and long-term awards or which would otherwise cause the Incentive Plan not to comply with the performance-based requirements of Section 162(m) of the Code.

UNFUNDED STATUS

     The Incentive Plan shall be unfunded and shall not create a trust or a separate fund. A participant in the Incentive Plan will have no right under the Incentive Plan greater than those of a an unsecured general creditor of the Company.

OTHER COMPANY PLANS

     Participation in the Incentive Plan shall not preclude an employee's participation in any other incentive, bonus, compensation or benefit plan established by the Company.

FUTURE PAYMENTS

     The amounts of any future awards that may be payable to a participating executive under the Incentive Plan cannot currently be determined. George Feldenkreis, Chairman of the Board and Chief Executive Officer, and Oscar Feldenkreis, President and Chief Operating Officer, are the only persons so far designated by the Committee to participate in the Incentive Plan. The awards granted to Mr. George Feldenkreis and Mr. Oscar Feldenkreis described above are subject to shareholder approval of the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2001 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than January 15, 2001.

     Shareholder proposals intended to be presented at, but not included in the Company's proxy materials for, that meeting must be received by the Company no later than March 30, 2001, at its principal executive offices; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                                        By Order of the Board of Directors,

                                        FANNY HANONO,
                                        Secretary

Miami, Florida
May 15, 2000

                                                                      EXHIBIT A

                        PERRY ELLIS INTERNATIONAL, INC.
                          INCENTIVE COMPENSATION PLAN

     Section 1. PURPOSE. The purpose of the Plan is to recognize and reward key employees of the Company for the attainment of established performance goals reflecting both annual and long-term results which further the success of the Company.

     Section 2. DEFINITIONS. For Plan purposes, the following terms shall have the following respective meanings:

       (a) "Award" means a payment or payment opportunity granted to a Participant pursuant to Section 5 of the Plan.

       (b) "Board" means the Board of Directors of the Company.

       (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (d) "Committee" means a committee designated by the Board and comprised of two or more non-employee members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

       (e) "Company" means Perry Ellis International, Inc.

       (f) "Earnings Before Income Taxes" means such amount as is reported in the Company's annual report to shareholders, or comparable amount for a Subsidiary, for the applicable period.

       (g) "Net Earnings" means such amount as is reported in the Company's annual report to shareholders, but before extraordinary items and the cumulative effect of accounting changes, for the applicable period, or comparable amount for a Subsidiary.

       (h) "Operating Profit" means such amount of income from operations as is reported in the Company's annual report to shareholders, for the applicable period.

       (i) "Participant" means an employee of the Company or a Subsidiary designated by the Committee to receive an Award.

       (j) "Performance Period" means, as designated by the Committee, either a single fiscal year of the Company or three successive fiscal years of the Company.

       (k) "Plan" means the Incentive Compensation Plan as set forth herein and as may be amended from time to time pursuant to Section 13.

       (l) "Return on Equity" means the quotient resulting from dividing Net Earnings by average shareholders' equity, as reported in the Company's annual report to shareholders, for the applicable period.

       (m) "Subsidiary" means any subsidiary or division of the Company or any other entity in which the Company has a significant equity interest, as determined by the Committee.

     Section 3. ADMINISTRATION. The Committee shall have full power and authority to construe, interpret and administer the Plan and to make rules and regulations subject to the provisions of the Plan. All decisions, actions, determinations and interpretations of the Committee shall be made in its sole discretion and shall be final, conclusive and binding on all parties. No member of the Committee shall be personally liable by reason of any contract or other instrument executed in good faith by him, or on his behalf, in his capacity as a member of the Committee or for any mistake of judgment made in good faith. To the extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee and each other director, officer or employee of the Company to whom any duty or power relating to the administration of the Plan has been delegated, against any cost or expense (including counsel and related fees) or liability (including any sum paid in settlement of a claim with approval of the Committee) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud, gross negligence, willful misconduct or bad faith.

     Section 4. ELIGIBILITY FOR PARTICIPATION. The Committee shall select Participants from among officers and other key employees of the Company or a Subsidiary. No member of the Committee or other non-employee member of the Board shall participate in the Plan.

     Section 5. DETERMINATION AND PAYMENTS OF AWARDS.

       (a) For each Performance Period, the Committee shall, in its discretion, establish target award levels and respective performance measure(s) which are to be attained for the applicable Award(s). The target award levels shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the target award level relates, provided that the outcome of the performance measure shall be substantially uncertain at the time established and not more than 25% of the Performance Period shall have elapsed at that time. The performance measures used shall be Earnings Before Income Taxes, Net Earnings and Return on Equity, and any other objective performance measure, either solely or in combination, as established in the discretion of the Committee. The Committee shall have the right to reduce or eliminate Awards otherwise payable under the Plan.

       (b) Following the conclusion of the applicable Performance Period, the Committee shall certify the extent to which the performance measures have been achieved and authorize the payment of Awards to Participants to the extent earned. Payments shall be made to the participants within 90 days after the end of the Performance Period. The maximum individual payment for any long term award is 5% of the Company's cumulative operating profit for the fiscal year. The Committee will, however, retain at all times the ability to reduce or eliminate the bonus payments otherwise payable under the Plan.

       (c) The Committee may authorize the payment of an Award to a person (or his or her beneficiary or estate) who has terminated employment with the Company prior to the end of a Performance Period based on the terms of the Award.

       (d) Awards may be paid in cash, shares of Common Stock or a combination thereof, all as determined by the Committee.

     Section 6. WITHHOLDING TAX. The Company shall deduct from any payments under the Plan a sufficient amount to cover withholding of any federal, state or local taxes required by law.

     Section 7. TRANSFERABILITY AND EXERCISABILITY. Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

     Section 8. OTHER BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country, or benefits that may be provided pursuant to a contractual obligation of the Company. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

     Section 9. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

     Section 10. FUTURE RIGHTS. No person shall have any claim or right to be granted an Award under the Plan, and no participant shall have any right under the Plan to be retained in the employ of the Company. Likewise, participation in the Plan will not in any way affect the Company's right to terminate the employment of the participant at any time with or without cause. Participation in the Plan with respect to any Performance Period shall not affect the Committee's right to include or exclude any person for participation with respect to any other Performance Period.

     Section 11. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Florida and applicable federal law.

     Section 12. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

     Section 13. AMENDMENT OR TERMINATION. The Board may from time to time amend or terminate the Plan, provided that no amendment shall increase the maximum amount payable to a Participant for a Performance Period as specified in Section 5; and further provided that no amendment will cause an Award to become subject to the tax deduction limitation contained in Section 162(m) of the Code.

     Section 14. EFFECTIVE DATE. The Plan shall become effective upon its approval by the shareholders of the Company at the 2000 Annual Meeting of Shareholders. Such approval shall constitute the effectiveness of Awards granted by the Committee prior to such approval for purposes of qualifying such Awards for the performance-based exemption provided under Section 162(m) of the Code.

                        PERRY ELLIS INTERNATIONAL, INC.

                ANNUAL MEETING OF SHAREHOLDERS -- JUNE 12, 2000
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        PERRY ELLIS INTERNATIONAL, INC.

     The undersigned hereby appoints George Feldenkreis and Oscar Feldenkreis as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock, $.01 par value per share, of Perry Ellis International, Inc. (the "Company") held of record by the undersigned on May 8, 2000 at the Annual Meeting of Shareholders to be held on June 12, 2000 or any adjournment or adjournments thereof.

     PROPOSAL 1.

     [ ] FOR ALL THE NOMINEES LISTED BELOW          [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)       to vote for all nominees listed below
         Oscar Feldenkreis     Joseph P. Lacher     Richard W. McEwen     Allan Zwerner

     (INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

________________________________________________________________________________

     PROPOSAL 2. Approval of proposal to adopt the Perry Ellis International, Inc. Incentive Compensation Plan.

            [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN

     In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1 and 2.

                           Dated: ________________________________________, 2000


                           _____________________________________________________
                                              (Signature)

                           _____________________________________________________
                                              (Signature)

                           PLEASE SIGN HERE

                           Please date this proxy and sign your name exactly as it appears hereon.

                           Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

     PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.